CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of Multi-Strategy Growth & Income Fund and to the use of our report dated April 28, 2016 on the financial statements and financial highlights of Multi-Strategy Growth & Income Fund. Such financial statements and financial highlights appear in the February 29, 2016 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

June 27, 2016